EXHIBIT 10.21.4

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION VERSION

March 8, 2023

Target Corporation
Financial and Retail Services
7000 Target Parkway North
Brooklyn Park, MN 55445-4301
Attn: President

With copy to: Director Counsel, Payments

Re:    One-Time Carryover of Program Enhancement Amount

This letter agreement (the "Letter") sets forth an agreement of the parties with respect to the First Amendment to the Credit Card Program Agreement1 dated February 24, 2015 (the "First Amendment"), by and between Target Corporation, Target Enterprise, Inc., (collectively, "Target") and TD Bank USA, N.A. ("TD"). Target and TD may be collectively referred to herein as the "parties" or individually as a "party". Capitalized terms not defined in this Letter have the meanings given to them in the Agreement.

Pursuant to Article 2.2. of the First Amendment, if and to the extent less than the entire Annual Program Enhancement Amount has been spent in a Reference Year, any funds remaining for such Reference Year shall be retained by Bank and shall not be carried over into another Reference Year.

Notwithstanding the foregoing provision of Article 2.2, the parties hereby agree that the remaining portion of the 2022 Annual Program Enhancement Amount shall be carried forward to be spent in the 2023 Reference Year. The parties agree that the remaining amount is $[***] (the “Carryover Amount”). For the avoidance of doubt, the Carryover Amount will be available until March 13, 2024, and any portion remaining unspent at that time will be retained by Bank. Notwithstanding anything to the contrary set forth in the Agreement, no other Annual Program Enhancement Amount, including for the 2023 Reference Year, shall be affected by this Letter.

All provisions of the Agreement which are not modified by this Letter shall remain in full force and effect as set forth in the Agreement. The Agreement, as amended by this Letter and prior amendments, constitutes the entire understanding of the parties with

1 That certain Credit Card Program Agreement dated October 22, 2012, and cumulatively and as otherwise amended from time to time, shall herein be defined as the "Agreement."

EXECUTION VERSION

respect to the subject matter hereof. If an inconsistency exists between the terms of the Agreement and the terms of this Letter, the terms of the Letter shall prevail with respect to such inconsistency.

This Letter may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement. Please review this Letter and indicate your acceptance of these terms and provisions by having your duly authorized representative sign below.

Sincerely,

TD Bank USA N A

/s/ David Swift

By:    David Swift
Title: VP Head of Partnership Programs

EXECUTION VERSION

ACKNOWLEDGED AND AGREED:
Target Corporation
/s/ Efrain P. Irizarry
By:    Efrain P. Irizarry
Title: Vice President Financial Products & Services

Target Enterprise, Inc.
/s/ Gemma Kubat
By:    Gemma Kubat
Title: SVP & President, Financial & Retail Services